UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010 (May 6, 2010)

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Item 7.01	Regulation FD Disclosure

On August 5, 2010, Plains Exploration & Production Company (“PXP”) issued a press release announcing second quarter 2010 results. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. In connection with such release, PXP has prepared investor slides, which are furnished herewith as Exhibit 99.2 and are incorporated by reference herein.

2010 Guidance

PXP reaffirms its 2010 full-year operating and financial guidance, but with lower volumes due to the facilities fire at the Madden Field, PXP expects full-year 2010 average daily sales volumes to be at the lower end of the stated guidance of 88 to 92 thousand BOE per day.

Statement Regarding Forward-Looking Statements

This Report on Form 8-K includes forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “will”, “would”, “should”, “plans”, “likely”, “expects”, “anticipates”, “intends”, “believes”, “estimates”, “thinks”, “may”, and similar expressions, are forward-looking statements. Although we believe that our expectations are based on reasonable assumptions, there are risks, uncertainties and other factors that could cause actual results to be materially different from those in the forward-looking statements. These factors include, among other things:

•	reserve and production estimates,

•	oil and gas prices,

•	the impact of derivative positions,

•	production expense estimates,

•	cash flow estimates,

•	future financial performance,

•	planned capital expenditures, and

•	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC for a discussion of these risks.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as required by law, we do not intend to update these forward-looking statements and information.

The information presented under Item 2.02 and Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 3, 2010, PXP entered into an Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A. as administrative agent and the lenders party thereto (the “Amended Credit Agreement”), which amends and restates our senior revolving credit facility, which closed on November 6, 2007 (the “Prior Credit Facility”). The Amended Credit Agreement contains a $250 million sub-limit on letters of credit, a $50 million commitment for swingline loans, and matures on August 3, 2015. The aggregate commitments of the lenders under the Amended Credit Agreement are $1.4 billion. The Amended Credit Agreement provides for an initial borrowing base of $1.6 billion that will be redetermined on an annual basis, with us and the lenders each having the right to one annual interim unscheduled redetermination, and adjusted based on our oil and gas properties, reserves, other indebtedness and other relevant factors. To secure borrowings under the Amended Credit Agreement, we have pledged 100% of the shares of stock in certain of our domestic subsidiaries and 65% of the shares in certain of our foreign subsidiaries, and have mortgaged at least 75% of the total present value of our domestic proved oil and gas properties.

Amounts borrowed under the Amended Credit Agreement bear an interest rate, at our election, equal to either: (i) the Eurodollar rate, which is based on LIBOR, plus an additional variable amount ranging from 1.75% to 2.75%; (ii) a variable amount ranging from 0.75% to 1.75% plus the greater of (1) the prime rate, as determined by JPMorgan Chase Bank, (2) the federal funds rate, plus  1/2 of 1%, and (3) the adjusted LIBOR plus 1%; or (iii) the over-night federal funds rate plus an additional variable amount ranging from 1.75% to 2.75% for swingline loans. The additional variable amount of interest payable on outstanding borrowings is based on the utilization rate as a percentage of the total amount of funds borrowed under the Amended Credit Agreement to the borrowing base. Letter of credit fees under our Amended Credit Agreement are based on the utilization rate and range from 1.75% to 2.75%. Commitment fees are 0.50% of the amount available for borrowing.

Our Amended Credit Agreement contains negative covenants that limit our ability, as well as the ability of our restricted subsidiaries, among other things, to incur additional debt, pay dividends on stock, make distributions of cash or property, change the nature of our business or operations, redeem stock or redeem subordinated debt, make investments, create liens, enter into leases, sell assets, sell capital stock of subsidiaries, guarantee other indebtedness, enter into agreements that restrict dividends from subsidiaries, enter into certain types of swap agreements, enter into take-or-pay or other prepayment arrangements, merge or consolidate and enter into transactions with affiliates. In addition, we are required to maintain a ratio of debt to EBITDAX (as defined) of no greater than 4.5 to 1.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 6, 2010, PXP held its 2010 annual meeting of stockholders. PXP stockholders approved PXP’s 2010 Incentive Award Plan (the “Plan”). The purpose of the Plan is to promote the success and enhance the value of PXP by linking the individual interests of the members of the board, employees, and consultants to those of PXP stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to PXP stockholders. The Plan is further intended to provide flexibility to PXP in its ability to motivate, attract, and retain the services of members of the board, employees, and consultants upon whose judgment, interest, and special effort the successful conduct of PXP’s operation is largely dependent.

The Plan authorizes the organization & compensation committee of the board (or, if the board determines, another committee of the board) to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted shares, restricted share units, dividend equivalents, deferred stock, stock payments and performance-based awards structured by the committee within parameters set forth in the Plan. The administrator will have the authority to administer the Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.

The maximum number of shares of PXP common stock with respect to which awards may be granted under the Plan is 5,000,000. The maximum number of shares of PXP common stock that may be subject to one or more awards granted to any one participant pursuant to the Plan during any calendar year is 1,500,000 and the maximum amount that may be paid in cash to any one participant during any calendar year with respect to any performance-based award is $2,000,000.

Awards other than options and stock appreciation rights (“Full Value Awards”), which vest based on service generally, must vest over a period of not less than three years and such awards, which vest based upon the attainment of performance goals, must vest over a period of not less than one year. However, the administrator may lapse or waive such vesting restrictions upon the holder’s death, disability or retirement, and Full Value Awards that result in the issuance of up to 5% of the shares available under the Plan may be granted without respect to these minimum vesting provisions.

The Plan may be amended or terminated at any time by our board of directors, subject to the requirement that certain amendments may not be made without stockholder approval. In addition, no amendment may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after May 6, 2020.

For further information regarding the Plan, see PXP’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2010. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit

4.1	Amended and Restated Credit Agreement, dated as of August 3, 2010, among Plains Exploration & Production Company, as borrower, each of the lenders that is a signatory thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.1	Plains Exploration and Production Company 2010 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 30, 2010, File No. 001-31470).

99.1	Plains Exploration & Production Company press release dated August 5, 2010.

99.2	Presentation dated August 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: August 5, 2010	/s/ Nancy I. Williams
Nancy I. Williams
Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

4.1	Amended and Restated Credit Agreement, dated as of August 3, 2010, among Plains Exploration & Production Company, as borrower, each of the lenders that is a signatory thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.1	Plains Exploration and Production Company 2010 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 30, 2010, File No. 001-31470).

99.1	Plains Exploration & Production Company press release dated August 5, 2010.

99.2	Presentation dated August 2010.